Exhibit 99.1

DRAFT NOT FOR RELEASE

MF Global Reports Fourth Quarter and Fiscal Year 2011 Results

Fourth Quarter Net Revenue Grew 22 Percent to Highest Level in Two Years

Net Revenue per Employee Increases 38 Percent

NEW YORK, May 19, 2011 – MF Global Holdings Ltd. (NYSE: MF), a broker-dealer providing trading and hedging solutions, today reported financial results for its fourth quarter and fiscal year ended March 31, 2011.

Fourth Quarter and Year-End Highlights

•

Net revenue growth of 22 percent for the quarter. The growth reflects expanding principal trading and client facilitation activities as well as a 20 percent increase in client volumes. Revenue, net of interest and transaction-based expenses (net revenue), was $292.5 million for the fourth quarter versus $240.5 million for the same period last year; fiscal year 2011 net revenues were $1,069.1 million, versus $1,015.0 million last year.

•

Employee productivity increases 38 percent. Net revenue per employee for the fourth quarter increased 38 percent from the same period last year and increased 11 percent for the full year.[1] Growth in productivity reflects the repositioning and upgrade of personnel in the fiscal year as 969 employees have left the firm and 588 have joined the company.

•	Client payables expand 13 percent over the last 12 months. Client payables were $13.6 billion at year end, up 13 percent from $12.0 billion at March 31, 2010.

•	Balance sheet de-levered. Total assets were $40.5 billion at year end, compared with $51.0 billion at March 31, 2010.

•

GAAP results reflect strategic restructuring as well as legal reserves. GAAP net loss applicable to common shareholders was $51.5 million or $0.31 per basic and diluted share for the fourth quarter, compared with a net loss of $96.5 million or $0.78 per basic and diluted share for the same period last year. GAAP net loss applicable to common shareholders for fiscal year 2011 was $154.4 million, or $1.00 per basic and diluted share, versus a net loss of $167.7 million or $1.36 per basic and diluted share for the same period last year. [2]

•

Adjusted earnings per fully diluted share increased for the quarter and the full fiscal year. Adjusted earnings per fully diluted share were $0.05 for the fourth quarter, versus an adjusted loss of $0.17 for the same period last year. For fiscal year 2011,

[1]	Calculation based on simple average number of employees.
[2]

GAAP net loss includes a number of items that management believes are not necessarily reflective of operating performance, such as certain legal reserves, settlements and related expenses, impairment of intangible assets and goodwill, restructuring, severance and benefit charges, loss of extinguishment of debt and other charges. See Non-GAAP Financial Measures and supplementary tables for details.

[3]	Adjusted earnings / loss per fully diluted share is a non-GAAP financial measure. See Non-GAAP Financial Measures and supplementary tables for items that are excluded and reconciliation.

adjusted earnings per fully diluted share were $0.25 versus an adjusted loss of $0.11 for fiscal year 2010. [3] The increase in adjusted earnings per share reflects improved diversity of revenue, a lower cost structure and improved productivity due to realignment of the strategy.

“During the last year, MF Global has been undergoing a strategic restructuring and our results reflect that transformative effort,” said Jon S. Corzine, chairman and CEO, MF Global. “While our financial performance does not yet demonstrate our full potential, significant progress has been achieved and operating leverage has been put in place. Considerable effort to implement our new strategy will be ongoing in the year ahead.”

Mr. Corzine continued, “Most importantly, we have dramatically repositioned and upgraded our staff to meet the requirements of our strategic plan. The reset of personnel has been accompanied by a reformulated compensation philosophy and structure that reflects pay-for-firm performance.”

“We are committed to generating GAAP earnings and entering a path toward double-digit returns on equity.”

Fourth Quarter 2011 and Full Year Results

Revenue, net of interest and transaction-based expenses (net revenue), was $292.5 million for the fourth quarter versus $240.5 million for the same period last year. The increase in net revenue was primarily due to the expansion of principal activities and client facilitation, particularly within European fixed income markets, as well as certain commodities and structured equity finance products. Higher client exchange-traded volumes and wider credit spreads also contributed to the revenue increase during the quarter, partially offset by client volume mix and a corresponding lower rate per contract. Net revenue for the year ended March 31, 2011, was $1,069.1 million, versus $1,015.0 million last year.

Net revenue per employee was approximately $103,000, up 38 percent for the fourth quarter compared with approximately $74,000 for the same period last year. At March 31, 2011, the company had 2,847 employees compared with 3,228 employees at March 31, 2010. Net revenue per employee for fiscal year 2011 was approximately $352,000, up 11 percent compared to approximately $316,000 for fiscal year 2010.1 The company conducted a substantial repositioning and upgrade of personnel over the past fiscal year, as 969 employees have left the firm and 588 have joined.

GAAP net loss applicable to common shareholders was $51.5 million or $0.31 per basic and diluted share for the fourth quarter, compared with a GAAP net loss of $96.5 million or $0.78 per basic and diluted share for the same period last year. GAAP net loss applicable to common shareholders for the year ended March 31, 2011, was $154.4 million, or $1.00 per basic and diluted share, versus a GAAP net loss of $167.7 million, or $1.36 per basic and diluted share last year.2

Adjusted earnings per fully diluted share were $0.05 for the fourth quarter versus a loss of $0.17 for the same period last year. For fiscal year 2011, adjusted earnings per fully diluted share were $0.25 versus a loss of $0.11 for fiscal year 2010.3

“This year, our revenue increased while headcount is down, our overall cost structure is lower and EBITDA and EPS have improved,” said Henri Steenkamp, chief financial officer, MF Global. “Our balance sheet is down more than 20 percent, while our client payables have expanded and our capital structure continues to improve. In short, we are working to deliver greater productivity from the new and existing resources and assets we have, while we continue to invest in the future.”

In the fourth quarter, on a GAAP basis, employee compensation and benefits (excluding non-recurring IPO awards) was $183.5 million, or 62.7 percent of net revenue compared with $183.0 million, or 76.1 percent for the same period last year. Adjusted employee compensation and benefits was $175.6 million, or 60.0 percent of net revenue for the fourth quarter of 2011 compared with $153.9 million, or 64.0 percent for the same period last year.4

On a GAAP basis, employee compensation and benefits (excluding non-recurring IPO awards) for fiscal year 2011 was $620.7 million, or 58.1 percent of net revenue compared with $668.4 million, or 65.9 percent last year. Adjusted employee compensation and benefits was $599.9 million, or 56.1 percent of net revenue for 2011 compared with $634.5 million, or 62.5 percent for 2010. The decrease in compensation ratio for the quarter and full year was driven by the diversification of revenue and the firmwide restructuring throughout the year. 4

On a GAAP basis, non-compensation expense (which excludes restructuring) for the quarter was $158.7 million compared with $167.4 million for the same period last year. Non-compensation expense included $34.1 million of certain legal reserves, settlements and related expenses primarily related to lawsuits filed by former clients of German introducing brokers through which MF Global had relationships. These clients incurred losses prior to MF Global’s initial public offering. After a recent development in German case law began to impact the outcome of similar cases, MF Global increased reserves for all pending cases during the fourth quarter.

The company also recognized $16.9 million of impairment of intangible assets and goodwill related to customer relationships, technology assets and trade names as part of its annual impairment review.

Adjusted non-compensation expense totaled $107.2 million for the fourth quarter of 2011 compared with $114.3 million for the same period last year. 4

Non-compensation expense (which excludes restructuring) for fiscal year 2011 was $442.4 million compared with $469.3 million for the same period last year. Adjusted non-compensation expense for fiscal year 2011 totaled $385.5 million for 2011 compared with $392.8 million for 2010. The decrease in non-compensation expense for the quarter and year were primarily due to amortization of intangible assets and reduced professional fees. 4

Restructuring expense was $12.7 million for the quarter and $25.5 million for fiscal year 2011 primarily composed of compensation related charges driven by the implementation of the company’s strategic plan. The company did not incur these expenses during the same periods last year.

[4]

Adjusted employee compensation and benefits and adjusted non-compensation expense are non-GAAP measures. See Non-GAAP Financial Measures and supplementary tables for items that are excluded and for GAAP reconciliation.

Client payables were $13.6 billion at March 31, 2011, compared with $12.0 billion at March 31, 2010, an increase of 13 percent.

Business Developments

Completed Convertible Notes Offering

In February, MF Global completed an underwritten public offering of $287.5 million aggregate principal amount of its 1.875% Convertible Senior Notes due 2016. The company used approximately $27.5 million of the net proceeds from the offering of these notes to pay the cost of a convertible bond hedge transaction, which was entered into to minimize dilution of shareholders. The remaining net proceeds from the offering, totaling approximately $251.4 million were used to repay $150.5 million of the outstanding borrowings under the company’s committed revolving credit facility and for general corporate purposes.

Senior Management Appointments

In March, MF Global named several appointments within its senior management team, including: Bradley Abelow, the firm’s global chief operating officer, assumed the additional role of president; Henri Steenkamp, the firm’s chief accounting officer and global controller was appointed CFO; former CFO, Randy MacDonald, was appointed global head of the firm’s retail business; Richard Moore joined the firm as regional CEO and managing director of Europe.

Advancing Capital Markets, Institutional Sales Initiatives

In the fourth quarter, MF Global made substantive progress in expanding its capital markets and institutional sales teams. The firm has made significant sales and trading hires, advancing the firm’s efforts to establish an integrated sales and distribution process and better deliver a complete client offering of capital markets products and services. As part of the firm’s continued efforts to capitalize on market opportunities that represent the greatest potential for growth, MF Global is reallocating resources globally, and in Europe in particular. The firm is now in the end stages of consolidating its operations in Europe, including Paris and Zurich, into its London and Geneva offices.

Shanghai Representative Office Opens

In April, MF Global Singapore Pte. Ltd. opened a representative office in Shanghai, People’s Republic of China. The representative office serves as a base from which staff throughout the globe can engage with local institutions and regulators, offering the firm’s unique market perspective, and positioning MF Global to leverage the significant growth potential within the liberalizing Chinese financial markets. MF Global already maintains a number of relationships with State Owned Enterprises who have both a legitimate hedging requirement and are licensed to undertake metals and commodities hedging on overseas markets through MF Global’s offshore offices.

Conference Call Information

MF Global will hold a conference call to discuss the quarter and fiscal year 2011 results today at 8:30 a.m. EST. The call is open to the public.

Dial-in information

U.S./Canada: +1.800.946.0783

International: +1.719.457.2636

Passcode: 5323160

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global (NYSE: MF) is one of the world’s leading brokers of commodities and listed derivatives. MF Global delivers trading and hedging solutions as a broker-dealer across all major markets for futures and options, commodities, fixed income, equities and foreign exchange. The firm is one of 20 primary dealers authorized to trade U.S. government securities with the Federal Reserve Bank of New York. The firm provides access to more than 70 exchanges around the world and is a leader by volume on many of the largest derivatives exchanges. MF Global helps clients discover and capitalize on market opportunities by providing actionable insight, market expertise and deep liquidity. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the MF Global future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to MF Global’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission (SEC), and any amendments thereto, for a description of the risks and uncertainties it faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, which is also available on the Company’s website at www.mfglobal.com.

Investor Contact:

Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com

Media Contact:

Diana DeSocio	+1 212.589.6385 ddesocio@mfglobal.com
Melissa Jarmel	+1 312.548.1287 mjarmel@mfglobal.com

Non-GAAP Financial Measures (see also supplementary tables for reconciliation)

In this press release, we provide certain earnings per share ratios based on a fully diluted number of shares (“fully diluted shares”). In accordance with the regulations of the U.S. Securities and Exchange Commission (“SEC”), earnings per share ratios based on fully diluted shares are considered to be non-GAAP financial measures because fully diluted shares represent shares outstanding, as determined on a GAAP basis, with certain adjustments that are made outside of GAAP. We use fully diluted shares for certain ratios for the reasons described further below.

We also provide information related to “adjusted earnings per fully diluted share”, which represents “adjusted earnings” (a non-GAAP financial measure) divided by our fully diluted shares (also a non-GAAP financial measure). “Adjusted earnings” excludes the following items from “Net loss applicable to common shareholders”: Certain legal reserves, settlements and other expenses; Restructuring; Impairment of intangible assets and goodwill; Stock compensation expense related to IPO awards; Severance and benefits expense; Loss on extinguishment of debt; UK bonus tax; Gains/losses on exchange seats and shares; Write-down of upfront compensation payments; Certain tax adjustments; Foreign currency translation movements; Accelerated amortization of debt issuance costs; IPO-related costs; and Costs associated with the February 2008 broker-related loss. We use “adjusted earnings per fully diluted share” for the same reasons why we present fully diluted share ratios (as discussed below) and also because our management believes that the measure provides a more useful metric of our operating performance. In particular, we exclude a UK bonus tax, Stock compensation expense related to IPO awards and Costs associated with the February 2008 broker-related loss because we believe that they reflect losses or expenses arising from particular events that are not reasonably likely to reoccur. In addition, we exclude Certain legal reserves, settlements and other expenses; Restructuring; Impairment of intangible assets and goodwill; Severance and benefits expense; Loss on extinguishment of debt; Gains/losses on exchange seats and shares; Write-down of upfront compensation payments; Certain tax adjustments; Foreign currency translation movements; Accelerated amortization of debt issuance costs and IPO-related costs because we believe that these gains and losses do not reflect our operating performance and do not help our shareholders understand or compare our past or future financial performance.

In this press release, we provide information related to “adjusted employee compensation and benefits (excluding non-recurring IPO awards)”, which is a non-GAAP financial measure that excludes Severance and benefits expense; Write-down of upfront compensation payments; Restructuring from accelerated stock compensation expenses; and U.K. bonus tax. We use “adjusted employee compensation and benefits (excluding non-recurring IPO awards)” because our management believes this provides a more useful metric of our operating performance. In particular, we have excluded Restructuring from accelerated stock compensation expenses and U.K. bonus tax because we believe that these reflect expenses from one-time or rarely occurring events that are not likely to re-occur. Furthermore, we have excluded severance and benefits expense, as well as Write-down of upfront compensation expense because we do not believe that the excluded amounts reflect our operating performance and do not help our shareholders understand or compare our past or future financial performance.

In this press release, we provide information related to “adjusted non-compensation expenses”, which is a non-GAAP financial measure that excludes Certain legal reserves, settlements and related expenses; Impairment of intangible assets and goodwill; Foreign currency transaction losses; February 2008 broker-related loss costs; IPO-related costs; and Other adjustments. We use “adjusted non-compensation expenses” because our management believes this provides a more useful metric of our operating performance. In particular, we have excluded certain of the legal reserves, settlements and related expenses (including the reserves made for the German cases discussed in this press release) because we believe that these legal reserves relate to matters that occurred before our initial public offering for losses incurred through introducing broker relationships. We have excluded February 2008 broker-related loss costs and IPO-related costs because we believe that they reflect losses or expenses arising from one-time events that are not reasonably likely to reoccur. Furthermore, we have excluded Impairment of intangible assets and goodwill; Foreign currency transaction losses; and Other adjustments because we do not believe that the excluded amounts reflect our operating performance and do not help our shareholders understand or compare our past or future financial performance.

The presentation of fully diluted shares and ratios based on fully diluted shares are not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of this measure may be different from non-GAAP financial measures used by other companies.

To determine adjusted earnings per fully diluted share, both the numerator and denominator of the GAAP EPS calculation are adjusted. For the numerator, interest and amortization of issuance costs on our 1.875% and 9% Convertible Notes, net of tax and dividends on the Series A and Series B Preferred Stock are added back to net loss applicable to common shareholders. For the denominator, weighted average shares of common stock outstanding is adjusted at fiscal 2011 and 2010 to add back shares underlying restricted stock and stock unit awards (“IPO awards”) granted in connection with our IPO which are not considered dilutive under U.S. GAAP and, therefore, not included in diluted shares of common stock outstanding. These shares are not considered dilutive because, in part, of the value of these awards in relation to the market price of our shares of outstanding common stock. In addition, weighted average shares of common stock outstanding are also adjusted at fiscal 2011 and 2010 to include the impact of our outstanding Series A Preferred Stock, Series B Preferred Stock and 9% Convertible Notes, on an if-converted basis.

For the 1.875% Convertible Notes and related call spread overlay (purchased calls and sold warrants), weighted average shares of common stock outstanding are adjusted using the treasury stock method. There is no impact to fully diluted shares until our stock price exceeds the contractual conversion price of $10.37. At this time, the denominator is adjusted to include only the incremental shares required to settle the excess value over par of the convertible notes upon conversion. For the related sold warrants, there is a dilutive impact once our stock price exceeds $14.23 and it is also measured under the treasury stock method assuming the proceeds from exercised warrants are used to repurchase outstanding shares. In calculating adjusted net income per fully diluted share, we also include the effect of the purchased calls upon settlement. The anti-dilutive impact of the purchased calls would fully offset the dilutive impact of the 1.875% Convertible Notes. At March 31, 2011 since the average common stock price does not exceed the conversion or strike price, there are no incremental shares included in the denominator.

For the three months and year ended March 31, 2011 weighted average shares of common stock outstanding is adjusted by 12.0 million, 3.9 million and 18.7 million shares, related to the Series A Preferred Stock, Series B Preferred Stock and 9% Convertible Notes, respectively. For the three months ended March 31, 2010 weighted average shares of common stock outstanding is adjusted for 3.5 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and 9% Convertible Notes, respectively. For the year ended March 31, 2010 weighted average shares of common stock outstanding is adjusted for 3.4 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and 9% Convertible Notes, respectively. We believe it is meaningful to investors to present ratios based on fully diluted shares because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of our IPO awards and when our Series A Preferred Stock, Series B Preferred Stock and 9% Convertible Notes are converted. It is also how our management internally views dilution.

MF Global Holdings Ltd.

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
Revenues
Commissions	$384,663	$347,590	$1,433,939	$1,386,044
Principal transactions	90,862	26,789	243,246	150,970
Interest income	132,590	113,174	516,513	415,315
Other	8,430	10,606	39,876	42,351

Total revenues	616,545	498,159	2,233,574	1,994,680

Interest and transaction-based expenses:
Interest expense	63,903	42,754	229,709	137,282
Execution and clearing fees	189,830	156,439	681,124	601,800
Sales commissions	70,273	58,511	253,669	240,579

Total interest and transaction-based expenses	324,006	257,704	1,164,502	979,661

Revenues, net of interest and transaction-based expenses	292,539	240,455	1,069,072	1,015,019

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	183,514	182,994	620,731	668,422
Employee compensation related to non-recurring IPO awards	—	6,728	12,436	31,827
Communications and technology	35,691	31,416	134,436	118,589
Occupancy and equipment costs	15,227	10,039	51,233	39,390
Depreciation and amortization	11,491	13,749	44,432	55,090
Professional fees	23,032	27,002	75,226	85,616
General and other	56,288	33,550	117,205	115,708
IPO-related costs	—	—	—	894
Restructuring charges	12,704	—	25,496	—
Impairment of intangible assets and goodwill	16,923	51,655	19,792	53,980

Total other expenses	354,870	357,133	1,100,987	1,169,516

Gain/(loss) on exchange seats and shares	644	(4,431)	2,707	8,493
Loss on extinguishment of debt	1,404	—	4,141	9,682
Interest on borrowings	11,836	9,311	42,940	39,726

Loss before provision for income taxes	(74,927)	(130,420)	(76,289)	(195,412)
(Benefit)/provision for income taxes	(27,717)	(39,189)	5,203	(56,343)
Equity in income of unconsolidated companies (net of tax)	915	2,531	2,677	3,791

Net loss	(46,295)	(88,700)	(78,815)	(135,278)
Less: Net income attributable to noncontrolling interest	236	166	2,358	1,691

Net loss attributable to MF Global Holdings Ltd.	$(46,531)	$(88,866)	$(81,173)	$(136,969)

Dividends declared on preferred stock	5,006	7,679	24,447	30,713
Deemed dividend resulting from exchange offer	—	—	48,792	—

Net loss applicable to common shareholders	$(51,537)	$(96,545)	$(154,412)	$(167,682)

Loss per share:
Basic	$(0.31)	$(0.78)	$(1.00)	$(1.36)
Diluted	$(0.31)	$(0.78)	$(1.00)	$(1.36)

Weighted average number of shares of common stock outstanding:
Basic	163,623,088	123,446,227	154,405,951	123,222,780
Diluted	163,623,088	123,446,227	154,405,951	123,222,780

MF Global Holdings Ltd.

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,
	2011	2010
Assets
Cash and cash equivalents	$649,394	$826,227
Restricted cash and segregated securities	11,371,350	9,693,927
Securities purchased under agreements to resell	9,499,768	22,125,430
Securities borrowed	2,890,840	3,918,553
Securities received as collateral	147,185	52,185
Securities owned	10,831,346	10,320,139
Receivables:
Brokers, dealers and clearing organizations	4,233,137	3,317,789
Customers	389,544	292,110
Other	65,435	44,418
Memberships in exchanges, at cost	5,851	6,262
Furniture, equipment and leasehold improvements, net	138,393	72,961
Intangible assets, net	41,912	73,359
Other assets	277,447	222,720

TOTAL ASSETS	40,541,602	50,966,080

Liabilities and Equity
Short-term borrowings, including current portion of long-term borrowings	382,961	142,867
Securities sold under agreements to repurchase	16,626,875	29,079,743
Securities loaned	1,420,181	989,191
Obligation to return securities borrowed	147,185	52,185
Securities sold, not yet purchased, at fair value	5,052,486	4,401,449
Payables:
Brokers, dealers and clearing organizations	1,133,635	2,240,731
Customers	13,577,197	11,997,852
Accrued expenses and other liabilities	282,658	197,074
Long-term borrowings	414,080	499,389

TOTAL LIABILITIES	39,037,258	49,600,481

Preferred stock, $1.00 par value per share; 200,000,000 shares authorized;
1,500,000 Series A Convertible, issued and outstanding, cumulative	96,167	96,167
403,550 Series B Convertible, issued and outstanding, non-cumulative	34,446	128,035

EQUITY
Common stock, $1.00 par value per share; 1,000,000,000 shares authorized,
163,595,695 and 121,698,729 shares issued and outstanding, respectively	163,596	121,699
Treasury stock	—	(219)
Receivable from shareholder	—	(29,779)
Additional paid-in capital	1,597,183	1,367,948
Accumulated deficit	(409,639)	(328,466)
Accumulated other comprehensive income/(loss) (net of tax)	3,899	(5,752)
Noncontrolling interest	18,692	15,966

TOTAL EQUITY	1,373,731	1,141,397

TOTAL LIABILITIES AND EQUITY	$40,541,602	$50,966,080

Supplementary Data

The table below calculates principal transactions revenue, including the net interest generated from financing transactions related to principal transactions:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Principal transactions, excluding revenues from investment of client payables	$89.2	$31.8	$242.6	$154.8
Net interest generated from principal transactions and related financing transactions	19.8	22.4	85.9	119.0

Principal transactions and related net interest revenue	$109.0	$54.2	$328.5	$273.8

The table below provides an analysis of the components of principal transactions:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Principal transactions, excluding revenues from investment of client payables	$89.2	$31.8	$242.6	$154.8
Principal transactions revenues from investment of client payables	1.6	(5.0)	0.6	(3.8)

Principal transactions	$90.8	$26.8	$243.2	$151.0

The table below provides an analysis of the components of net interest income for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Net interest generated from client payables and excess cash	$48.9	$48.0	$200.9	$159.0
Net interest generated from principal transactions and related financing transactions	19.8	22.4	85.9	119.0

Net interest income	$68.7	$70.4	$286.8	$278.0

The table below calculates net revenues from client payables and excess cash for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Net interest generated from client payables and excess cash	$48.9	$48.0	$200.9	$159.0
Principal transactions revenues from investment of client payables	1.6	(5.0)	0.6	(3.8)

Net revenues from client payables and excess cash	$50.5	$43.0	$201.5	$155.2

Supplementary Data (continued)

The table below reconciles Employee compensation and benefits (excluding non-recurring IPO awards) to Adjusted employee compensation and benefits (excluding non-recurring IPO awards) for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Employee compensation and benefits (excluding non-recurring IPO awards)	$183.5	$183.0	$620.7	$668.4
Less: Severance and benefits expense	(5.0)	(1.6)	(14.9)	(6.4)
Less: Write-down of upfront compensation payments	(1.3)	(27.5)	(1.3)	(27.5)
Less: Restructuring from accelerated stock compensation expense	(1.6)	—	(1.6)	—
Less: U.K. bonus tax	—	—	(3.0)	—

Adjusted employee compensation and benefits (excluding non-recurring IPO awards)	$175.6	$153.9	$599.9	$634.5

The table below reconciles Non-compensation expenses to Adjusted non-compensation expenses for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(dollars in millions)		(dollars in millions)

Non-compensation expenses	$171.4	$167.4	$467.9	$469.3
Less: Restructuring charges	(12.7)	—	(25.5)	—

Non-compensation expenses (excluding restructuring)	$158.7	$167.4	$442.4	$469.3

Less: Certain legal reserves, settlements and related expenses	(34.1)	—	(36.6)	(3.4)
Less: Impairment of intangible assets and goodwill	(16.9)	(51.7)	(19.8)	(54.0)
Less: Foreign currency transaction losses	—	—	—	(16.0)
Less: February 2008 broker-related loss costs	—	(1.4)	—	(2.2)
Less: IPO-related costs	—	—	—	(0.9)
Less: Other adjustments	(0.5)	—	(0.5)	—

Adjusted non-compensation expenses	$107.2	$114.3	$385.5	$392.8

The table below presents volumes for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(contracts in millions)		(contracts in millions)

Execution-only volumes	72.2	87.8	292.8	441.2
Cleared volumes	437.8	338.2	1,598.6	1,235.3

Total exchange-traded futures and options volumes	510.0	426.0	1,891.4	1,676.5

Supplementary Data (continued)

GAAP net loss for the three months ended March 31, 2011 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (3)	Per Fully Diluted Shares (4)
Shares outstanding (in millions)			163.6	198.2

GAAP	$(74.9)	$(51.5)	(0.31)	—
Certain legal reserves, settlements and related expenses	34.1	23.5		0.12
Impairment of intangible assets and goodwill	16.9	11.3		0.06
Total restructuring	14.3	10.1		0.05
Severance and benefits expense	5.0	3.4		0.02
Other adjustments (1)	2.5	1.8		0.01
Anti-dilutive impact of fully diluted number of shares (2)	—	10.6		0.10

Adjusted	$(2.1)	$9.2		0.05

(1)	Other adjustments include loss on extinguishment of debt, write-down of upfront compensation payments, exchange membership gains and tax and other adjustments.
(2)	The anti-dilutive impact of a fully diluted number of shares is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.
(3)	Calculated using after-tax amounts and 163.6 million shares outstanding.
(4)	Calculated using after-tax amounts and fully diluted shares of 198.2 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

GAAP net loss for the three months ended March 31, 2010 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (3)	Per Fully Diluted Shares (4)
Shares outstanding (in millions)			123.4	172.9

GAAP	$(130.4)	$(96.5)	(0.78)	—
Impairment of intangible assets and goodwill	51.7	34.2		0.20
Write-down of upfront compensation payments	27.5	18.6		0.11
Stock compensation expense related to IPO awards	6.7	3.8		0.02
Exchange membership losses	4.4	3.2		0.02
Severance expense	1.6	1.2		0.01
Other adjustments (1)	1.5	(6.3)		(0.04)
Anti-dilutive impact of fully diluted number of shares (2)	—	11.7		0.29

Adjusted	$(37.0)	$(30.1)		(0.17)

(1)	Other adjustments include broker related loss costs and a tax rate adjustment related to the change in corporate domicile.
(2)	The anti-dilutive impact of a fully diluted number of shares is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.
(3)	Calculated using after-tax amounts and 123.4 million shares outstanding.
(4)	Calculated using after-tax amounts and fully diluted shares of 172.9 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

Supplementary Data (continued)

GAAP net loss for the year ended March 31, 2011 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (3)	Per Fully Diluted Shares (4)
Shares outstanding (in millions)			154.4	189.0

GAAP	$(76.3)	$(154.4)	(1.00)	—
Certain legal reserves, settlements and related expenses	36.6	25.1		0.13
Total restructuring	27.1	18.5		0.10
Impairment of intangible assets and goodwill	19.8	13.1		0.07
Stock compensation expense related to IPO awards	12.4	8.8		0.05
Severance and benefits expense	14.9	10.2		0.05
Loss on extinguishment of debt	4.1	3.2		0.02
U.K. bonus tax	3.0	3.0		0.02
Other adjustments (1)	(0.9)	(0.2)		—
Tax adjustment related to IPO awards	—	28.2		0.15
Deemed dividend resulting from exchange offer	—	48.8		0.26
Anti-dilutive impact of fully diluted number of shares (2)	—	42.3		0.40

Adjusted	$40.7	$46.6		0.25

(1)	Other adjustments include exchange membership gains, write-down of upfront compensation payments and tax and other adjustments.
(2)	The anti-dilutive impact of a fully diluted number of shares is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.
(3)	Calculated using after-tax amounts and 154.4 million shares outstanding
(4)	Calculated using after-tax amounts and fully diluted shares of 189.0 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

GAAP net loss for the year ended March 31, 2010 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (3)	Per Fully Diluted Shares (4)
Shares outstanding (in millions)			123.2	172.6

GAAP	$(195.4)	$(167.7)	(1.36)	—
Impairment of intangible assets and goodwill	54.0	35.6		0.21
Write-down of upfront compensation payments	27.5	18.6		0.11
Stock compensation expense related to IPO awards	31.8	26.6		0.15
Foreign currency transaction losses	16.0	11.5		0.07
Accelerated amortization of debt issuance costs	9.7	6.0		0.03
Exchange membership gains	(8.5)	(6.0)		(0.03)
Severance expense	6.4	4.3		0.02
Other adjustments (1)	6.5	(1.3)		(0.01)
Anti-dilutive impact of fully diluted number of shares (2)	—	54.1		0.70

Adjusted	$(52.0)	$(18.3)		(0.11)

(1)	Other adjustments include IPO-related costs, certain legal reserves, settlements, and related expenses, a tax rate adjustment related to the change in corporate domicile and broker related loss costs.
(2)	The anti-dilutive impact of a fully diluted number of shares is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.
(3)	Calculated using after-tax amounts and 123.2 million shares outstanding
(4)	Calculated using after-tax amounts and fully diluted shares of 172.6 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.